Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 11, 2005, relating to the financial statements of Crystallex International Corporation appearing in the Annual Report on Form 40-F and incorporated by reference in Form 40/A – No. 1 of Crystallex International Corporation and to the reference to us under the heading “Experts” in the prospectus, which is a part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP
Independent Registered Chartered Accountants

Toronto, Ontario
June 24, 2005